UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 9, 2006
General Cable Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753

(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (859) 572-8000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Purchase Agreement
     On November 9, 2006, General Cable Corporation, a Delaware corporation (the “Company”) entered into a Purchase Agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC and the other underwriters listed on Schedule A to the Purchase Agreement (each an “Underwriter” and collectively, the “Underwriters”) for the issuance and sale by the Company of $315.0 million in aggregate principal amount of the Company’s 0.875% Senior Convertible Notes due 2013 (the “Notes”), pursuant to the Company’s effective Registration Statement on Form S-3 (No. 333-138511). On November 10, 2006, the Underwriters exercised an over-allotment option and purchased an additional $40.0 million in aggregate principal amount of Notes. On November 15, 2006, $355.0 million in aggregate principal amount of the Notes were sold to the Underwriters at a price of $1,000 per Note, less an underwriting discount of $22.50 per Note.
     The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.
     The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.
Convertible Note Hedge and Warrant Transactions
     On November 9, 2006 and November 15, 2006, the Company entered into convertible note hedge and warrant transactions with Merrill Lynch International, Credit Suisse International and Wachovia Bank, National Association (each a “Counterparty” and collectively, the “Counterparties”). Each transaction was comprised of a purchased call option and a warrant. The net cost to the Company of these transactions was approximately $44.1 million.
     The purchased call options cover approximately 7,048,880 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which under most circumstances represents the maximum number of shares of Common Stock that underlie the Notes. Concurrently with entering into the purchased call options, the Company entered into warrant transactions with each of the Counterparties. Pursuant to the warrant transactions, the Company sold to the Counterparties warrants to purchase in the aggregate approximately 7,048,880 shares of Common Stock. In most cases, the warrants may not be exercised prior to the maturity of the Notes.
     The purchased call options and sold warrants are separate contracts entered into by the Company with the Counterparties, are not part of the terms of the Notes and do not affect the rights of holders under the Notes. A holder of the Notes will not have any rights with respect to the purchased call options or the sold warrants. The purchased call options are expected to reduce the potential dilution upon conversion of the Notes in the event that the market value per share of the Common Stock at the time of exercise is greater than approximately $50.36, which corresponds to the initial conversion price of the Notes. The sold warrants have an exercise price that is 92.4% higher than $39.50, the closing price of the Common Stock on November 9, 2006. The sold warrants are expected to provide the Company with some protection against increases in the Common Stock price over the conversion price per share.
     The description of the convertible note hedge and warrant transaction documents contained herein is qualified in its entirety by reference to the convertible note hedge and warrant transaction documents attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12 and incorporated herein by reference.
Indenture
     The Company issued the $355.0 million of Notes pursuant to an Indenture, dated November 15, 2006, by and among General Cable Corporation, as issuer, the guarantors named therein, and U.S. Bank National Association, as trustee (the “Indenture”). The Company received approximately $302.9 million in net proceeds from the sale of the Notes after paying underwriting discounts and the net cost of the convertible note hedge and warrant transactions.
     The Company will pay interest on the Notes on May 15 and November 15 of each year, beginning on May 15, 2007. The Notes will mature on November 15, 2013. The Notes are guaranteed on an unsecured senior basis by each of the Company’s subsidiaries that is a borrower or a guarantor under any U.S. senior credit facility, as defined in the Indenture, or under the Company’s 9.5% Senior Notes due 2010.
     The Notes are convertible, under certain circumstances, into Common Stock at a conversion rate of 19.856 shares per $1,000 principal amount of Notes. This conversion rate is equivalent to an initial conversion price of approximately $50.36 per share. Prior to October 15, 2013, holders may convert their Notes under certain circumstances. On and after October 15, 2013, the Notes will be convertible at any time prior to the close of business on the business day before the stated maturity date of the Notes. Upon conversion of a Note, if the conversion value is $1,000 or less, holders will receive an amount of cash in lieu of Common Stock equal to the lesser of $1,000 or the conversion value of the number of shares of Common Stock equal to the conversion rate. If the conversion value exceeds $1,000, in addition to this cash payment, holders will receive, at the Company’s election, cash or Common Stock or a combination of cash and Common Stock for the excess amount.
     The Indenture contains customary terms and covenants that upon certain events of default, including without limitation, failure to pay when due any principal amount or a fundamental change purchase price or certain cross defaults in other agreements or instruments, occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. Upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. In the case of certain events of bankruptcy or insolvency relating to the Company or any significant subsidiary, the principal amount of the Notes together with any accrued interest through the occurrence of such event shall automatically become and be immediately due and payable.

     The description of the Indenture contained herein is qualified in its entirety by reference to the Indenture attached hereto as Exhibit 4.1 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description of the Indenture contained in Item 1.01 above is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     On November 9, 2006 and November 15, 2006, in connection with the convertible note hedge and warrant transactions described in Item 1.01 above, the Company sold to the Counterparties warrants to purchase in the aggregate approximately 7,048,880 shares of Common Stock.
     The warrants were sold to the Counterparties in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.
     The description of the convertible note hedge and warrant transaction documents contained in Item 1.01 above is incorporated herein by reference.
Item 8.01 Other Events.
     On November 15, 2006, the Company issued a press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) The following have been filed as exhibits to this Form 8-K:
1.1	Purchase Agreement, dated November 9, 2006, by and among General Cable Corporation, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC and the underwriters listed on Schedule A thereto.
4.1	Senior Convertible Note Indenture, dated November 15, 2006, for the 0.875% Senior Convertible Notes due 2013 by and among General Cable Corporation, certain guarantors and U.S. Bank National Association, as Trustee.
10.1	Confirmation of OTC Convertible Note Hedge, dated November 9, 2006, by and among General Cable Corporation, Merrill Lynch International and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
10.2	Confirmation of OTC Convertible Note Hedge, dated November 9, 2006, by and among General Cable Corporation, Credit Suisse International and Credit Suisse, New York Branch.

10.3	Confirmation of OTC Convertible Note Hedge, dated November 9, 2006, by and among General Cable Corporation, Wachovia Capital Markets, LLC and Wachovia Bank, National Association.
10.4	Confirmation of OTC Warrant Transaction, dated November 9, 2006, by and among General Cable Corporation, Merrill Lynch International and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
10.5	Confirmation of OTC Warrant Transaction, dated November 9, 2006, by and among General Cable Corporation, Credit Suisse International and Credit Suisse, New York Branch.
10.6	Confirmation of OTC Warrant Transaction, dated November 9, 2006, by and among General Cable Corporation, Wachovia Capital Markets, LLC and Wachovia Bank, National Association.
10.7	Confirmation of Additional OTC Convertible Note Hedge, dated November 15, 2006, by and among General Cable Corporation, Merrill Lynch International and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
10.8	Confirmation of Additional OTC Convertible Note Hedge, dated November 15, 2006, by and among General Cable Corporation, Credit Suisse International and Credit Suisse, New York Branch.
10.9	Confirmation of Additional OTC Convertible Note Hedge, dated November 15, 2006, by and among General Cable Corporation, Wachovia Capital Markets, LLC and Wachovia Bank, National Association.
10.10	Confirmation of Additional OTC Warrant Transaction, dated November 15, 2006, by and among General Cable Corporation, Merrill Lynch International and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
10.11	Confirmation of Additional OTC Warrant Transaction, dated November 15, 2006, by and among General Cable Corporation, Credit Suisse International and Credit Suisse, New York Branch.
10.12	Confirmation of Additional OTC Warrant Transaction, dated November 15, 2006, by and among General Cable Corporation, Wachovia Capital Markets, LLC and Wachovia Bank, National Association.
99.1	Press Release of General Cable Corporation dated November 15, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

Date: November 16, 2006	By:	/s/ Robert J. Siverd

		Name:	Robert J. Siverd
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Purchase Agreement, dated November 9, 2006, by and among General Cable Corporation, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC and the underwriters listed on Schedule A thereto.

4.1	Senior Convertible Note Indenture, dated November 15, 2006, for the 0.875% Senior Convertible Notes due 2013 by and among General Cable Corporation, certain guarantors and U.S. Bank National Association, as Trustee.

10.1	Confirmation of OTC Convertible Note Hedge, dated November 9, 2006, by and among General Cable Corporation, Merrill Lynch International and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.2	Confirmation of OTC Convertible Note Hedge, dated November 9, 2006, by and among General Cable Corporation, Credit Suisse International and Credit Suisse, New York Branch.

10.3	Confirmation of OTC Convertible Note Hedge, dated November 9, 2006, by and among General Cable Corporation, Wachovia Capital Markets, LLC and Wachovia Bank, National Association.

10.4	Confirmation of OTC Warrant Transaction, dated November 9, 2006, by and among General Cable Corporation, Merrill Lynch International and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.5	Confirmation of OTC Warrant Transaction, dated November 9, 2006, by and among General Cable Corporation, Credit Suisse International and Credit Suisse, New York Branch.

10.6	Confirmation of OTC Warrant Transaction, dated November 9, 2006, by and among General Cable Corporation, Wachovia Capital Markets, LLC and Wachovia Bank, National Association.

10.7	Confirmation of Additional OTC Convertible Note Hedge, dated November 15, 2006, by and among General Cable Corporation, Merrill Lynch International and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Exhibit Number	Description

10.8	Confirmation of Additional OTC Convertible Note Hedge, dated November 15, 2006, by and among General Cable Corporation, Credit Suisse International and Credit Suisse, New York Branch.

10.9	Confirmation of Additional OTC Convertible Note Hedge, dated November 15, 2006, by and among General Cable Corporation, Wachovia Capital Markets, LLC and Wachovia Bank, National Association.

10.10	Confirmation of Additional OTC Warrant Transaction, dated November 15, 2006, by and among General Cable Corporation, Merrill Lynch International and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.11	Confirmation of Additional OTC Warrant Transaction, dated November 15, 2006, by and among General Cable Corporation, Credit Suisse International and Credit Suisse, New York Branch.

10.12	Confirmation of Additional OTC Warrant Transaction, dated November 15, 2006, by and among General Cable Corporation, Wachovia Capital Markets, LLC and Wachovia Bank, National Association.

99.1	Press Release of General Cable Corporation dated November 15, 2006.